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                                                                   EXHIBIT 10.10

                     SELLER RESTRICTIVE COVENANT AGREEMENT

THIS AGREEMENT made as of the 2nd day of June, 1999

B E T W E E N:

          PEOPLES JEWELLERS CORPORATION, a corporation incorporated under the laws of the Province of Ontario

          (hereinafter referred to as "Seller")

                                                               OF THE FIRST PART

                                     -and-

          ZALE CANADA CO., a corporation incorporated under the laws of the Province of Nova Scotia

          (hereinafter referred to as "Purchaser")

                                                              OF THE SECOND PART

                                     -and-

          ZALE CORPORATION, a corporation incorporated under the laws of the State of Delaware

          (hereinafter referred to as "Zale")

                                                               OF THE THIRD PART

     WHEREAS Seller is engaged in the retail sale of fine jewellery and watches throughout Canada and all business which is incidental or ancillary thereto (the "Business");

     AND WHEREAS pursuant to an asset purchase agreement made the 2nd day of June, 1999 (the "Asset Purchase Agreement") between Zale, Seller and Purchaser, Seller agreed to sell and Purchaser agreed to purchase, as a going concern, substantially all of the property and assets of the Business carried on by Seller, all upon the terms and conditions set out therein;

     AND WHEREAS it is a condition to the closing of the transactions contemplated by the Asset Agreement that the parties enter into this Agreement;

     AND WHEREAS terms with initial capital letters not otherwise defined herein shall have the meanings attributed to them in the Asset Purchase Agreement;

     NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the closing of the transactions contemplated pursuant to the Asset Purchase Agreement and the payment by Purchaser to Seller of the Purchase Price contemplated therein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby convenant and agree with each other as follows:
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                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS.

For purposes hereof, the following terms shall have the meanings set forth below:

    (a) "Agreement" means this Agreement and any amendments or modifications thereto made in writing; and

    (b) "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.

1.2 NUMBER, GENDER, ETC.

In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.3 HEADINGS AND INTERNAL REFERENCES.

The titles, captions and headings contained in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect in any way the meaning or interpretation of this Agreement. Numbered or lettered Articles and sections herein contained refer to Articles and sections of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all amendments to this Agreement unless the context shall clearly indicate or require otherwise.

1.4 SEVERABILITY.

If any provision of this Agreement shall be held void, voidable, invalid or inoperative by a court of competent jurisdiction, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, or invalid or inoperative provision had not been contained herein.

1.5 GOVERNING LAW.

This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.
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                                      -3-

1.6  ENTIRE AGREEMENT.

Save as provided for in section 2.5, this Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and specifically supersedes any other agreement or understanding between the parties related to the subject matter hereof. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

                                   ARTICLE 2
                             RESTRICTIVE COVENANTS

2.1  CONFIDENTIALITY.

Seller acknowledges that it is essential to the success of Purchaser that the Business and affairs of Purchaser be kept in the strictest confidence. Seller shall not at any time disclose to any Person any information (financial or otherwise) relating to the private or confidential affairs of Purchaser or the Business or relating to any trade secrets of Purchaser or the Business, including without limiting the generality of the foregoing, customer lists, information relating to costs, prices and discounts, information relating to present and contemplated services and products, technology, techniques, processes and instructions pertaining to the Business, and methods of service, supply, marketing, and merchandising used by or in connection with the Business, and details of any information on customers, suppliers, personnel, landlords, and finances pertaining to the Business (hereinafter called the "Confidential Information"). In recognition of the need to protect the legitimate business interests of Purchaser, Seller agrees to maintain all Confidential Information as strictly confidential and wholly owned by Purchaser and agrees not to, directly or indirectly, use or disclose any of the Confidential Information for any purpose whatsoever except:

     (a) as may be required for the purpose of complying with any statutory requirement in connection with the Business including, without limitation, requirements pursuant to the Tax Act;

     (b) Confidential Information which is available to the public or in the public domain at the time of such disclosure without breach of this Agreement;

     (c) disclosure of the Confidential Information that is reasonably required to be made in connection with the enforcement of its rights under the Asset Purchase Agreement or any other contractual arrangements entered into from time to time between Seller and Purchaser;

     (d) such disclosure as it determines in good faith upon advice of counsel may be required to be made by any law, regulation, governmental body or authority or by court order; or

     (e) as may be authorized in writing by Purchaser or for the sole benefit of Purchaser.

Seller shall use reasonable commercial efforts to protect the Confidential Information, whether in storage or in use, against public disclosure. Seller hereby acknowledges and agrees that the
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obligations under this section 2.1 shall remain in effect for a period of five
(5) years following the Closing of the transactions contemplated under the Asset Purchase Agreement.

2.2   NON-COMPETITION.

Seller hereby covenants and agrees that it shall not for a period of five (5) years (the "Restricted Period") following the Closing of the transactions contemplated under the Asset Purchase Agreement, directly or indirectly, in any manner whatsoever including, without limitation, or in partnership or jointly or in conjunction with any Person, as agent or shareholder, or in any other capacity, engage in any of the following activities (each a "Restricted Activity"):

     (a) carry on or be engaged in, or give financial assistance to or have any financial or other interest in, or advise, lend money to or guarantee the debts or obligation of any undertaking which is in whole or in part competitive with the Business of Purchaser or the business of Zale within North America as it was heretofore conducted by Seller or Zale, as the case may be (except any equity investment of less than five percent (5%) of the issued shares of a publicly traded Person engaged in such undertaking); or

     (b) attempt to induce, entice or solicit any current consignors, suppliers, contractors, or customers away, in whole of part, from Purchaser or Zale or the Business; or

     (c) initiate contact with any current employee or executive of Purchaser or Zale for the purpose of offering him or her employment with anyone other than the Purchaser or Zale or engage the services of any employee or executive of Purchaser or Zale unless such employee has been terminated by Purchaser of Zale; or

     (d) interfere or attempt to interfere with relations between Purchaser or Zale and any of their respective current consignors, suppliers, consultants, customers or employees.

2.3  ACKNOWLEDGEMENTS AND AGREEMENTS.

Seller hereby acknowledges and agrees that:

     (a) the restrictive covenants contained herein are intended to ensure that Purchaser, Zale and the Business are not adversely affected by Seller or any successor acting in a manner contrary to this Agreement and thereby damaging the results, prospects and goodwill associated with the Business of Purchaser and Zale;

     (b) breach of section 2.1 or 2.2 of this Agreement in respect of obligations owing to Purchaser and Zale may cause serious harm to Purchaser and Zale; and

     (c) all of the covenants and restrictions contained herein are reasonable and valid and all defences to enforcement thereof are hereby expressly waived.


2.4  RESTRICTIVE COVENANTS.

In the event that a court of competent jurisdiction finds any restrictive covenant contained in this Agreement to be unenforceable in whole or in part, including without limitation as to duration
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                                      -5-

and/or territory, the parties hereby direct the court to reduce the scope of such provision to that which is reasonable in the circumstances.

2.5  ADDITIONAL COVENANTS.

Seller hereby acknowledges and agrees that the provisions of this Article 2 shall not be construed as limiting the effectiveness of any non-competition, confidentiality or non-solicitation obligations of any of the parties pursuant to any relationship other than as Purchaser and Seller under the Asset Purchase Agreement (for example employment or consulting relationships).

                                   ARTICLE 3
                                    GENERAL


3.1  REMEDIES.

The parties acknowledge that a breach or threatened breach by Seller or any successor entity of the provisions of this Agreement may result in Purchaser and/or Zale suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, Seller agrees that, in addition to any other relief to which Purchaser may be entitled, Purchaser shall be entitled to interim and permanent injunctive relief, specific performance, and other equitable remedies in order to prevent or restrain any such breach. For greater certainty, the provisions of section 12.3 of the Asset Purchase Agreement shall not apply to this Agreement.

3.2  SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. None of the parties may assign this Agreement, in whole or in part, without the prior written consent of the other party provided, however, that Purchaser may assign this Agreement to a subsidiary of Zale at any time prior to the Time of Closing without the consent of Seller; provided further, that any such assignment shall not relieve Purchaser or Zale of any liability or obligation hereunder. Any attempted assignment not in accordance herewith shall be null and void and of no force or effect.

3.3  AMENDMENTS AND WAIVERS.

No amendment or waiver of any provision of this Agreement hereof shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

3.4  TIME OF ESSENCE.

Time shall be of the essence of this agreement.

3.5  NOTICES.

     (a) All notices, consents, requests, and other communications hereunder shall be in writing and shall be sent by hand delivery, by certified or registered mail (return-receipt requested), by a recognized national overnight courier service or by telecopy addressed as set forth below:
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     (i)  If to Purchaser or Zale:

          Zale Corporation
          901 Walnut Hill Lane
          Irving, Texas 75038-1003
          U.S.A.

          Attention: Alan P. Shor, Esq.
          Facsimile: (972)580-5238

          and a copy to:

          Morris/Rose/Ledgett
          161 Bay Street, Suite 2600
          Toronto, Ontario M5J 2S1
          Canada

          Attention: Chris J. Eustace, Esq.
          Facsimile: (416)863-9500



     (ii) If to Seller:

          Peoples Jewellers Corporation
          1440 Don Mill Road
          Don Mills, Ontario M3B 3M1
          Canada

          Attention: E. Duff Scott, Esq.
          Facsimile: (416)391-7871

          and after Closing:
          with a copy to:

          Stikeman, Elliot
          Commerce Court West
          53rd Floor
          Toronto, Ontario M5L 1B9
          Canada

          Attention: Mihkel E. Voore, Esq.
          Facsimile: (416)947-0866
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    (b) Notices delivered pursuant to section 12.1(a) shall be deemed given:
        (i) at the time delivered, if personally delivered or if delivered by overnight courier; (ii) at the time received, if mailed; and (iii) one
        (1) Business Day after transmission by telecopy.

    (c) Either Party hereto may change the address to which notice is to be sent by written notice to the other Party in accordance with this section 12.1.

3.6 COUNTERPARTS; FAX SIGNATURES.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind each Party.

    IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.

                                        PEOPLES JEWELLERS CORPORATION

                                        Per: /s/ CLARE R. COPELAND
                                             -----------------------------------
                                             Name:  Clare R. Copeland
                                             Title: Chief Executive Officer
                                                    I have the authority to
                                                    bind the Corporation

                                        ZALE CANADA CO.

                                        Per: /s/ ALAN P. SHOR
                                             -----------------------------------
                                             Name:  Alan P. Shor
                                             Title: Executive Vice-President,
                                                    Chief Logistics Officer
                                                    and Secretary
                                                    I have the authority to
                                                    bind the Corporation

                                        ZALE CORPORATION

                                        Per: /s/ ALAN P. SHOR
                                             -----------------------------------
                                             Name:  Alan P. Shor
                                             Title: Executive Vice-President,
                                                    Chief Logistics Officer
                                                    I have the authority to
                                                    bind the Corporation